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                                                                    EXHIBIT j(2)



                         INDEPENDENT AUDITORS' CONSENT


The Board of Trustees and Shareholders
AIM Funds Group:

We consent to the references to our firm under the heading "Financial Highlights" in the applicable Prospectuses.


/s/ KPMG LLP


Houston, Texas
March 1, 2001